NEWS Cooper Tire and United Steelworkers Local 207L Reach Tentative Agreement in Findlay FINDLAY, Ohio, Feb. 23, 2020 – Cooper Tire & Rubber Company (NYSE: CTB) and United Steelworkers Local 207L in Findlay, Ohio, have reached a tentative agreement on a new four-year labor contract. Details of the agreement are being withheld pending presentation to USW members. A ratification vote is expected to take place in a week. About Cooper Tire & Rubber Company Cooper Tire & Rubber Company (NYSE: CTB) is the parent company of a global family of companies that specializes in the design, manufacture, marketing and sale of passenger car, light truck, medium truck, motorcycle and racing tires. Cooper's headquarters is in Findlay, Ohio, with manufacturing, sales, distribution, technical and design operations within its family of companies located in more than one dozen countries around the world. For more information on Cooper, visit www.coopertire.com, www.facebook.com/coopertire or www.twitter.com/coopertire. Contact: Anne Roman 419.429.7189 alroman@coopertire.com